UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 1, 2023

GE HEALTHCARE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware			001-41528	88-2515116
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street	Chicago,	IL		60661
(Address of principal executive offices)				(Zip Code)

(Registrant’s telephone number, including area code) (617) 443-3400

______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Founders Grants

The Talent, Culture, and Compensation Committee (the “Committee”) of the Board of Directors of GE HealthCare Technologies Inc. (the “Company”) approved the grant of one-time equity awards (the “Founders Grants”) on February 1, 2023 to approximately 8,200 leaders of the Company, including the Company’s chief executive officer (“CEO”) and the Company’s named executive officers who are currently employed by the Company (“NEOs”), in recognition of the pivotal role leadership will play at a critical time following the Company’s spin-off as a standalone public company.

The Founders Grants were in the form of restricted stock units (“RSUs”) pursuant to the GE HealthCare Founders Restricted Stock Unit Grant Agreement and non-qualified stock options (“Options”) pursuant to the GE HealthCare Founders Stock Option Grant Agreement, in each case under the Company’s 2023 Long-Term Incentive Plan.

The Founders Grants will vest over a three-year period, with 50% vesting on February 1, 2025 and 50% vesting on February 1, 2026 if the grantee remains employed on the applicable vesting date, with limited exceptions for terminations due to death, disability, or a transfer to a successor employer in connection with the transfer of a business operation by the Company. Unvested RSUs and Options will be forfeited in the event of any other termination of employment, including retirement. Vested Options are exercisable after termination of employment (other than a termination for cause) until the earlier of ninety (90) days following termination of employment or the Option expiration date of February 1, 2033.

For the approximately 700 recipients who regularly receive equity grants as part of their ongoing compensation, including our executive officers, the Founders Grants were consistently applied based on a percentage of annual LTI target. For the approximately 7,500 recipients who do not regularly receive equity grants as part of their ongoing compensation, the Founders Grants were consistently applied based on a percentage of salary. Specifically, the Founders Grants made to the CEO and NEOs were as follows:

Executive	Number of RSUs	Number of Options
Peter J. Arduini	21,425	188,127
Helmut Zodl	5,356	47,031
Jan Makela	4,910	43,112

These descriptions of the terms of the GE HealthCare Founders Restricted Stock Unit Grant Agreement and the GE HealthCare Founders Stock Option Grant Agreement set forth under this Item 5.02, including the addendum to each of these agreements, are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

One GE HealthCare Annual Bonus Plan

The Committee adopted the One GE HealthCare Annual Bonus Plan (the “Bonus Plan”) on February 2, 2023 to provide annual cash incentive opportunities to the Company’s executive officers and other employees. The Committee will establish targets for awards to executive officers under the Bonus Plan designed to drive Company, segment, region, and individual performance, as applicable, based on the Company’s financial, strategic, and operational priorities.

This description of the terms of the Bonus Plan set forth under this Item 5.02 is qualified in its entirety by reference to the full text of the Bonus Plan, which is filed as Exhibit 10.4 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	GE HealthCare Founders Restricted Stock Unit Grant Agreement.
10.2	GE HealthCare Founders Stock Option Grant Agreement.
10.3	Global Addendum to GE HealthCare Founders Restricted Stock Unit Grant Agreement and GE HealthCare Founders Stock Option Grant Agreement.
10.4	One GE HealthCare Annual Bonus Plan.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE HealthCare Technologies Inc.
(Registrant)

Date: February 3, 2023	/s/ Frank R. Jimenez
Frank R. Jimenez, General Counsel and Corporate Secretary (authorized signatory)